For Immediate Release

Ferro to Present at the Credit Suisse 26th Annual
Chemical and Ag Science Conference

CLEVELAND – (BUSINESS WIRE) – September 12, 2013 – Ferro Corporation (NYSE: FOE) announced today that Peter T. Thomas, President and Chief Executive Officer, will present at the Credit Suisse 26th Annual Chemical and Ag Science Conference in New York, NY, at 11:30 a.m. EDT on Wednesday, September 18, 2013. The audio presentation and accompanying slides will be webcast live, and can be accessed from the “Investor Information” portion of Ferro’s website at (www.ferro.com).

Audio replays of the presentation will be available at this site for 30 days. The presentation slides can also be viewed and downloaded from this link, beginning at 8:00 a.m. EDT on September 18.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials and chemicals for manufacturers. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,600 employees globally and reported 2012 sales of $1.8 billion.

Contacts:

Investor Contact:
John Bingle, 216-875-5411
Treasurer and Director of Investor Relations
john.bingle@ferro.com

or

Media Contact:
Mary Abood, 216-875-5401
Director, Corporate Communications
mary.abood@ferro.com